UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-655-4168

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 14, 2023, Spruce Biosciences, Inc. (the "Company") issued a press release announcing its financial results for the second quarter ended June 30, 2023 and providing corporate updates that included interim results from the Company’s Phase 2 POWER proof-of-concept clinical trial evaluating its product candidate tildacerfont for the treatment of polycystic ovary syndrome (“PCOS”). The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As noted in Item 2.02, on August 14, 2023, the Company issued a press release providing corporate updates that included interim results from the Company’s Phase 2 POWER proof-of-concept clinical trial evaluating its product candidate tildacerfont for the treatment of PCOS. The POWER clinical trial is a randomized, placebo-controlled, dose-escalation trial to evaluate the safety and efficacy of tildacerfont titrated to 200 mg QD compared to placebo at 12 weeks of treatment in subjects with PCOS and elevated adrenal androgens as measured by dehydroepiandrosterone sulfate (“DHEAS”) levels at baseline. The Company conducted an analysis of interim data from 20 patients (13 on tildacerfont and 7 on placebo) through the 12-week treatment period for the POWER clinical trial. The study enrolled 27 patients in total. The interim data from the POWER clinical trial support target engagement and suggest that DHEAS may be reduced with tildacerfont treatment in women suffering from PCOS. Tildacerfont was well-tolerated, with a safety profile that is consistent with past studies. Most adverse events were classified as mild-moderate, balanced between treatment arms, unrelated to study drug and single event occurrences. No serious adverse reactions or dose toxicities were observed, and there was no evidence of adrenal insufficiency. Final data from the POWER clinical trial will be presented at a future medical conference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the enrollment, results, conduct, progress and timing of the Company’s clinical trials; the receipt and presentation of topline data from the same; research and development plans; the Company’s planned operations, including its expectations regarding operating and capital expenditures being funded into the first half of 2025; the implications of the interim data from the POWER study; tildacerfont’s potential to become a first-in-class therapy for PCOS; the Company’s expectations to further engage regulatory authorities regarding tildacerfont; and the ability of tildacerfont to provide a therapeutic option to treat the underlying cause of disease through reductions of ACTH. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate”, “expect”, “may,” “plan,” “will”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that interim data from the POWER study will differ from final data once available, along with risks and uncertainties associated with the Company’s business in general, the impact of geopolitical and macroeconomic events, and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, its subsequently filed Quarterly Reports on Form 10-Q, and the other documents the Company files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Spruce Biosciences, Inc., dated August 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRUCE BIOSCIENCES, INC.

Date:	August 14, 2023	By:	/s/ Samir Gharib
Samir Gharib President and Chief Financial Officer